                                Exhibit (a)(1)(C)

                                Offer to Exchange
                                  Election Form

TO BE RECEIVED BY ANAT SADEH OF OUR ISRAEL OFFICES BY 5:00 PM ISRAEL TIME, ON MAY 15, 2003 VIA FAX (+972-3-7659412) OR HAND DELIVERY TO
ANAT SADEH
CLICKSOFTWARE TECHNOLOGIES LTD.
34 HABARZEL STREET
TEL AVIV, 69710
ISRAEL


Name: ___________________________________

ELECTIONS

Your outstanding options are listed below. The information is as of April 15, 2003. By checking the box marked "Exchange" you are electing to participate in the option exchange program for the selected grant.

Please return this form regardless of whether or not you choose to participate in the option exchange program. If you do not wish to participate, please indicate this via the appropriate selection below.

                                                                                    Number of Shares
         Exchange                 Grant Date          Exercise Price (U.S.$)       Underlying Options
           [ ]               ---------------------- ------------------------ ----------------------------

                             ---------------------- ------------------------ ----------------------------


           [ ]               ---------------------- ------------------------ ----------------------------

                             ---------------------- ------------------------ ----------------------------


           [ ]               ---------------------- ------------------------ ----------------------------

                             ---------------------- ------------------------ ----------------------------


           [ ]               ---------------------- ------------------------ ----------------------------

                             ---------------------- ------------------------ ----------------------------

[ ]       I decline to participate in the option exchange program.

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           [ ]   This Offer to Exchange Election Form replaces a previously submitted Election Form, dated ____________, 2003.


ACKNOWLEDGEMENT AND SIGNATURE

By signing and dating this document, I agree to the terms of all documents provided to you in regard to this exchange offer, especially the following sections of the "Offer To Exchange Outstanding Options to Purchase": 1) "Summary of Terms," including all associated Questions and Answers, 2) "Certain Risks of Participating in the Offer," 3) Section 1- ("Terms of the Offer"; Eligibility; Number of Options; Expiration Date") and 4) Section 7 - ("Conditions of the Offer"), including the use of your personal data to administer the program. In particular, I agree that if I elect to cancel the options I currently hold in exchange for new options, the number of shares underlying the new options will range from 50% to 5% of the shares underlying the options I elect to cancel, and that exchange ratio will depend on the exercise price of the options that I elect to cancel, as detailed in the "Offer To Exchange Outstanding Options to Purchase." I also agree that the new options will not be issued until December 3, 2003, or a later date if the Offer is extended.

I agree to all of the terms of the offer.

Name:______________________________________

Signature:_________________________________

Date:______________________________________


If you wish to participate in the Offer, and you are either a resident of the State of Israel, or were a resident of the State of Israel at the time that you received the options that you currently hold, you are required to sign a confirmation to the Israeli Tax Authorities as a condition to your participation in which you agree to the terms of the tax ruling obtained by us. If you do not have a copy of this confirmation, please contact Alex Shafir at ALEX.SHAFIR@CLICKSOFTWARE.COM (please be sure to include a phone number where you can be reached).


RETURN TO ANAT SADEH OF OUR ISRAEL OFFICE SO THAT IT IS RECEIVED BY HER NO LATER THAN 5:00 P.M. ISRAEL TIME ON MAY 15, 2003.